UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023

BLINK CHARGING CO.
(Exact name of registrant as specified in its charter)
Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Lincoln Road, 5th Floor Miami Beach, Florida		33139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	BLNKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co.

February 6, 2023

Item 1.01.	Entry into a Material Definitive Agreement.

On February 6, 2023, Blink Charging Co., a Nevada corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., as representative of the several underwriters (the “Underwriters”), relating to the underwritten public offering of 8,333,333 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $12.00 per share (the “Offering”). The Company expects to receive approximately $95 million in net proceeds from the Offering after deducting the underwriting discount. The Offering is scheduled to close on February 9, 2023, subject to customary closing conditions. The Underwriters have the option to purchase up to an additional 1,249,999 shares of Common Stock from the Company at the public offering price, less the underwriting discount, within 30 days following the date of the final prospectus supplement.

The Offering is being made pursuant to the Company’s effective Registration Statement on Form S-3ASR (File No. 333-251919) filed with the U.S. Securities and Exchange Commission (“SEC”) on January 6, 2021 and the final prospectus supplement dated February 6, 2023, to be filed with the SEC under Rule 424(b)(5) of the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters for losses or damages arising out of or in connection with the Offering.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 1.01. A copy of the opinion of Olshan Frome Wolosky LLP, as legal counsel to the Company, relating to the legality of the issuance and sale of the shares of common stock in the Offering is attached hereto as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 6, 2023.
5.1	Opinion of Olshan Frome Wolosky LLP.
23.1	Consent of Olshan Frome Wolosky LLP (contained in legal opinion filed herewith as Exhibit 5.1).
99.1	Press release of Blink Charging Co. issued February 7, 2023, announcing the pricing terms of the Offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Dated: February 7, 2023	By:	/s/ Michael D. Farkas
	Name:	Michael D. Farkas
	Title:	Chairman and Chief Executive Officer